 CUSIP No. 408623106                  13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                   MAY 8, 1998
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               MORGAN STANLEY DEAN WITTER & CO., MORGAN STANLEY ASSET MANAGEMENT

               INC.,  and MORGAN  STANLEY  INSTITUTIONAL  FUND,  INC.-U.S.  REAL

               ESTATE PORTFOLIO hereby agree that, unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

            MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S.REAL ESTATE PORTFOLIO

            BY: /s/ Harold J. Schaaff
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            Harold J. Schaaff Jr. / Vice President, Morgan Stanley Institutional Fund, Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).